UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2011

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement. On December 2, 2011, GlobalSCAPE, Inc. and its wholly-owned subsidiary, Plumber Acquisition Corporation, entered into an Agreement and Plan of Merger with HomePipe Networks Inc. pursuant to which GlobalSCAPE acquired all of the issued and outstanding shares of the capital stock of HomePipe. The initial purchase price was $9.0 million in cash. The former HomePipe stockholders are also entitled to up to an additional $8.5 million in cash or, at the election of GlobalSCAPE and the former stockholders of HomePipe, GlobalSCAPE common stock depending upon the achievement of certain product and revenue targets for HomePipe for 2012, 2013 and 2014. At the effective time of the merger, HomePipe’s name was changed to TappIn, Inc.

The full text of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Loan Agreements. In order to finance the closing payment in the merger with HomePipe, GlobalSCAPE entered into two Business Loan Agreements dated December 2, 2011 with the Bank of San Antonio. The Loan Agreements provide for a $4.0 million term loan which bears interest at 4.75% per annum and is secured by substantially all of GlobalSCAPE’s consolidated assets and a $3.0 million term loan which bears interest at 4.25% per annum and is secured by a certificate of deposit with the Bank of San Antonio of $3.0 million which bears interest at 2.0% per annum. Both loans mature on December 2, 2016. Interest and principal are payable in 60 equal monthly installments on the first day of each calendar month beginning January 3, 2012. The term loan may be prepaid at anytime without premium or penalty.

The Loan Agreements contain customary covenants including covenants relating to maintaining legal existence and good standing, complying with applicable laws, delivery of financial statements, payment of taxes and maintaining insurance. GlobalSCAPE and its subsidiaries are also prohibited from selling any of their assets other than in the ordinary course of business, acquiring any other entities, changing the types of business they are engaged in, incurring indebtedness other than that permitted by the Loan Agreements, incurring any liens on their assets other than those permitted by the Loan Agreements, making certain investments or paying any dividends on, or acquiring, any shares of their capital stock. The Loan Agreements contain three financial covenants. GlobalSCAPE and its subsidiaries must maintain:

•	Debt Service Coverage (defined as net income+depreciation+interest+non-cash charges divided by the current portion of long-term debt +interest) of 1.25 beginning the first quarter of 2013;

•	Debt to tangible net worth of 4.0 :1 beginning the first quarter of 2013; and

•	Liquid assets (cash and marketable securities) of $4.0 million during 2012, $3.2 million in 2013 and $2.2 million in 2014.

The Loan Agreements also contain customary events of default including the failure to make payments of principal and interests, the breach of any covenants, the occurrence of a material adverse change, and certain bankruptcy and insolvency events.

The full text of the Loan Agreements are attached as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 for description of the Merger with HomePipe.

Item 2.03	Creation of the Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Business Loan Agreements with San Antonio National Bank.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On December 5, 2011, the Board of Directors granted options to purchase 160,000 shares of the Company’s common stock to each of James R. Morris, Chief Executive Officer and Craig A. Robinson, President and Chief Operating Officer, at an exercise price equal to $ 1.91 per share, the closing price of the Company’s common stock on the NYSE:Amex on December 5, 2011 pursuant to the Company’s 2010 Employee Long-Term Equity Incentive Plan (LTIP). The options vest 33% on each of the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant. Notwithstanding the foregoing, the options become fully vested and exercisable upon certain change in control events. The options expire on the day before the 10th anniversary of the date of grant. Mr. Morris and Mr. Robinson may exercise the options by giving written notice to the Company and paying the purchase price prescribed for the shares to be acquired pursuant to the exercise. Payment of the purchase price for any shares purchased pursuant to the options must be made in accordance with the provisions of the LTIP. The options may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, and during Mr. Morris’ or Mr. Robinson’s lifetime, may be exercised only by Mr. Morris or Mr. Robinson or their legally authorized representative.

Item 7.01	Regulation FD Disclosure.

On December 5, 2011, the Company issued a press release announcing the merger with HomePipe.

On December 5, 2011, the Company posted “FAQs Relating to the acquisition of HomePipe Networks” on its website www.globalscape.com.

Copies of the press release and the FAQs have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, these exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to its Current Report on Form 8-K no later than 75 calendar days after December 2, 2011.

(b)	Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial information required to be filed in response to this item on an amendment to its Current Report on Form 8-K no later than 75 calendar days after December 2, 2011.

(d)	Exhibits

2.1 Agreement and Plan of Merger dated December 2, 2011 by and among the Company, Plumber Acquisition Corporation and HomePipe Networks, Inc.

10.1 Business Loan Agreement dated December 2, 2011, by and between GlobalSCAPE, Inc. and San Antonio National Bank ($4,000,000 Loan).

10.2 Business Loan Agreement dated December 2, 2011, by and between GlobalSCAPE, Inc. and San Antonio National Bank ($3,000,000 Loan).

99.1 Press Release dated December 5, 2011

99.2 FAQs relating to the acquisition of HomePipe Networks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ James R. Morris
James R. Morris, Chief Executive Officer
Dated: December 8, 2011